Exhibit 99.1

Investor Relations Contact:

Ken Lowe
Sigma Designs, Inc.
Tel: 408/957-9850
Fax: 408/957-9741
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS SECOND QUARTER RESULTS

MILPITAS, Calif. — August 29, 2006 — Sigma Designs®, Inc. (Nasdaq: SIGM), a leader in digital media processors for consumer appliances, announced results for its second fiscal quarter ended July 29, 2006.

Net revenues for the second quarter were $20.1 million, up 36% from $14.8 million for the previous quarter and up 153% from $8.0 million reported for the same period last year. The increase in revenue and selected financial results was primarily attributable to increased chipset sales to manufacturers of IPTV set-top boxes. Cash and short-term investments were $23.6 million, a decrease of $0.5 million from the previous quarter. Accounts receivable, net was $12.0 million, an increase of $2.6 million from the previous quarter. Inventory was $10.9 million, an increase of $2.9 million from the previous quarter. The increase in accounts receivables, net and inventory as well as the decrease in cash was due to the growth of product shipments.

As previously discussed, Sigma’s audit committee of its Board of Directors, with the assistance of outside legal counsel and outside accounting advisors, is currently conducting an internal review relating to Sigma’s practices in administering stock option grants. This review is not yet completed and as a result, Sigma will not be in a position to provide detailed financial information for the second quarter. Additionally, depending on the progress of this review, Sigma may not be able to file its Form 10-Q for the second fiscal quarter by the filing deadlines.

“We are pleased to report another 36% sequential increase in revenue resulting in a year-over-year revenue growth of 153%. This further demonstrates the inflection point in demand for IPTV based deployments at a widening set of telco carriers as well as Sigma’s dominance in this market. We are now shipping media processor chips for volume consumption in every major region of the world and believe that our SMP8634 chipset is becoming a defacto standard for IPTV set-top boxes. Portending another ramp in demand for next year, a series of Blu-ray players by several manufacturers are preparing for launch during the next three months based on Sigma media processors. Furthermore, our other market segments are also showing signs of strength, and combined with IPTV set-top boxes and Blu-ray players, are expected to put us on a growth trajectory for the foreseeable future. Looking forward, we maintain our expectation of meaningful top-line growth for the remainder of our fiscal year,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Recent business developments include:

•
Announced that T-Online, a division of Deutsche Telekom, is delivering its “T-Home” service, a converged data, voice and video (triple-play) service, based on a client platform using hardware technology from Sigma Designs and software technology from Microsoft. The “T-Home” service is delivered with Cisco IP set-top boxes (STBs), based on Sigma’s SMP8634 media processor, supporting the Microsoft TV® IPTV Edition software platform.

•
Announced that Neuf Cegetel now offers a high-definition video service, which is being delivered using the new Neuf TV HD set-top box, which is in turn based on Sigma’s SMP8635 media processor. The Neuf TV HD set-top box was developed in partnership with Netgem and decodes high-definition video programs received over both ADSL and TNT networks.

•
Announced that AOL France is in the process of launching its new digital television service via ADSL, using the Netbox HD from Netgem, based on Sigma’s SMP8635 media processor. The Netbox HD is a hybrid set-top box that connects to ADSL and digital terrestrial television (DTT) to receive services in standard and high definition for a wide range of viewing choices.

•
Announced that Netgem’s Netbox HDTV, which is powered by the Sigma SMP8635 media processor, is now being sold through FNAC, a major retail chain in France. The Netbox HDTV offers consumers access to the new DTT subscription-free TV services, in high-definition, based on the MPEG-4 standard.

•
Announced that Celrun’s new TD900H VoIP enabled set-top box, which supports video, voice, and data in one box, is powered by Sigma’s SMP8634 media processor. Celrun’s new set-top box will be deployed in Korea by Hanaro Media under an agreement to purchase Kr 57 billion worth of product.

•
Announced the launch of the Pika 8622L development kit, showcasing the next-generation Microsoft Windows Media Center Extender. The Pika 8622L was developed by Sigma Designs to enable Microsoft industry partners to develop networked digital TVs and media center adapters. The Pika 8622L was featured in the keynote address, in the Microsoft Pavilion and at the Media Center Extender Platform Adaptation Kit track at the WinHEC 2006 conference in Seattle.

The conference call relating to second quarter results will take place following this announcement at 5:00 PM EDT today, August 29, 2006. The dial-in number is 800-901-5213 (international callers dial 617-786-2962) and the passcode is 33079150. Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/investors/overview or over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).  To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing into 1-888-286-8010 (international callers dial 617-801-6888) and use passcode 72012836. The audio replay will be available for one week after the call. For further information, please see the link on our website at www.sigmadesigns.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expected operating performance and business prospects as we move into next year. Actual results may vary materially due to a number of factors including, but not limited to, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the set-top box market in general, our ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of our REALmagic MPEG silicon to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes. Further risks and uncertainties include, but are not limited to, the timing and outcome of the audit committee’s review and the conclusions of the audit committee resulting from that review, actions that may be taken or required as a result of the audit committee’s review, actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of our stock option practices, and derivative litigation or other actions relating to the foregoing. In particular, Sigma may be required to make adjustments to its financial results for the second quarter of fiscal 2007, as well as its financial results previously reported for prior periods, as a result of the audit committee’s review. Any adjustments could have a material adverse effect on our results of operations for those periods. When the review is complete and Sigma files its Form 10-Q, the financial statements may differ from the results disclosed in this press release, not only as a result of any required adjustments resulting from the audit committee review, but also because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. Other risk factors are detailed from time to time in our SEC reports, including the report on Form 10-K for the year ended January 28, 2006 and Sigma’s quarterly report on form 10-Q for the period ended April 29, 2006. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc. Sigma Designs (Nasdaq: SIGM) specializes in silicon-based media processors for IPTV set-top boxes, digital media receivers, high definition DVD players, HDTV, and portable media players. The Company’s award-winning REALmagic® Video Streaming Technology is used in a variety of consumer applications providing highly integrated solutions for high-quality decoding of H.264, WMV9, MPEG-4, MPEG-2 and MPEG-1. Headquartered in Milpitas, Calif., the Company also has sales offices in China, Europe, Hong Kong, Japan, Korea and Taiwan. For more information, please visit the company’s web site at www.sigmadesigns.com/.REALmagic and Sigma Designs are registered trademarks of Sigma Designs. All other products and companies referred to herein are trademarks or registered trademarks of their respective companies.

Following are comparative, unaudited highlights of the second quarter results of fiscal 2007 and 2006:
(in thousands)

	Three months ended			Six months ended
	July 29, 2006	April 29, 2006	July 30, 2005	July 29, 2006	July 30, 2005

Net revenues	$20,135	$14,799	$7,961	$34,934	$14,336

Condensed Consolidated Balance Sheet Items (Unaudited)

	July 29, 2006	April 29, 2006	January 28, 2006

Cash and cash equivalents	$15,205	$12,670	$16,827
Short-term investments	8,424	11,381	9,525
	23,629	24,051	26,352

Accounts receivable, net	12,015	9,370	4,951
Inventories	10,910	8,013	3,830